SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                          Post-Effective
                           Amendment 2 to
                              FORM S-1
                        Registration Statement
                    Under the Securities Act of 1933

                       PMX COMMUNITIES, INC.
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Nevada                                                  80-0433114
(State or other jurisdiction     (Primary Standard         (I.R.S. Employer
   of incorporation or        Industrial Classification     Identification
     organization)                Code Number)                 Number)


                                                 Michael C. Hiler
Technology Business Incubator              Technology Business Incubator
 Research & Development Park                Research & Development Park
  3701 FAU Blvd, Suite 210                     3701 FAU Blvd, Suite 210
   Boca Raton, FL 33431                        Boca Raton, FL 33431
      561-210-5349                                 561-210-5349
 (Address, and telephone number        (Name, address and telephone number
 of principal executive offices)             of agent for service)

                           Copies to:
                      Ms. Jody Walker ESQ.
                     7841 South Garfield Way
                      Centennial, CO 80122
                 Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED    AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM    REGISTRATION
REGISTERED             REGISTERED  OFFER PRICE  AGGREGATE        FEE
                                    PER SHARE   OFFER PRICE
Common Stock          19,600,000      $.25      $4,900,000      $273.42
                      ----------                ----------      -------
Total                 19,600,000      $.25      $4,900,000      $273.42

(1) Represents common stock being sold on behalf of selling security holders.

PMX Communities amends this registration statement on such date or dates as may be necessary to delay its effective date until PMX Communities shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                          EXPANATORY NOTE

The registrant is filing this post effective amendment to our registration statement to disclose the recent change in officers, directors and majority shareholders.

Preliminary Prospectus Dated April 7, 2010. SUBJECT TO COMPLETION

19,600,000 common shares on behalf of selling security holders

PMX Communities, Inc.

We are registering 19,600,000 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The 19,600,000 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders must sell at a fixed price of $.25 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

The offering will commence on the effective date of this prospectus and will terminate on or before April 1, 2011.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          TABLE OF CONTENTS

Prospectus Summary                                                5
Risk Factors                                                      6
Forward Looking Statements                                       17
Use of Proceeds                                                  17
Plan of Distribution and Selling Security Holders                17
Business Operations                                              20
Dilution                                                         27
Dividend Policy                                                  27
Determination of Offering Price                                  27
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                            28
Directors, Executive Officers Control Persons                    34
Security Ownership of Certain Beneficial Owners
  and Management                                                 37
Certain Relationships and Related Transactions                   38
Description of Capital Stock                                     39
Shares Eligible for Future Sale                                  40
Disclosure of Commission Position on Indemnification
  for Securities Act liabilities                                 41
Market for Common Stock and Related Stockholder Matters          41
Experts                                                          43
Legal Proceedings                                                43
Legal Matters                                                    43
Where You Can Find More Information                              43
Financial Statements                                             44

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General                                PMX Communities, Inc. was
organized under the laws of the
State of Nevada.  PMX Communities
was incorporated under the name
Merge II, Inc. on December 29,
2004 in the State of Nevada.

                                       On February 10, 2009, by
Unanimous Written Consent, the
board of directors authorized an
amendment to its Certificate of
Incorporation to change the name
of the corporation to PMX
Communities, Inc.  PMX
Communities also authorized an
amendment to amend the articles
of incorporation from 25,000,000
to 100,000,000 common shares
authorized. The amendments were
filed with the state of Nevada on
June 30, 2009.

                                       PMX Communities is in the
developmental stage and intends
to conduct business as an
advertising and social networking
portal.  Since its inception, PMX
Communities has had no
significant business activity.

Operations                             PMX Communities, Inc. is a
social networking based internet
marketing company that targets
specific niche industries and
areas of interest.  Through
content based portals, PMX
Communities offers a platform
through which corporate
entities, industry professionals
and other interest parties can
network and communicate with
each other through web based
tools such as email, instant
messaging, online meetings,
blogging areas and chat rooms.

Common Stock Outstanding               53,600,000

Common Shares being sold in this
  offering by selling security holders 19,600,000

Sales by Selling
Security Holders                       The selling security holders
must sell at a fixed price of
$.25 until our shares are quoted
on the OTC Bulletin Board.
Thereafter, the selling security
holders may sell at prevailing
prices or privately negotiated
prices.

We are registering common shares
on behalf of the selling
security holders in this
prospectus.  We will not receive
any cash or other proceeds in
connection with the subsequent
sales.  We are not selling any
common shares on behalf of
selling security holders and
have no control or affect on the
selling security holders.

Termination of the Offering            The offering will commence on the
effective date of this prospectus
and will terminate on or before
April 1, 2011.

Market for our common stock            Our common stock is not quoted on
an exchange or on the OTC
Electronic Bulletin Board.  We
cannot provide any assurance that
an active market in our common
stock will develop.  We intend to
quote our common shares on the
OTC Electronic Bulletin Board.

                            RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received any income from operations to date and future financial results are uncertain. We cannot assure you that we can operate in a profitable manner. PMX Communities had an accumulated deficit of $(131,325) as of December 31, 2009.

Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of PMX Communities.

2. There is a large disparity between the offering price and the prices at which selling security holders acquired their common shares. This may negatively affect your ability to sell your common shares in the future.

The selling security holders will sell their common shares at $.25 per common share until our common shares are quoted on the OTC Electronic Bulletin Board. The selling security holders who acquired their common shares for cash and services ranging from only $.00275 to $.0001 per common share are registering 19,600,000 common shares to be sold at $.25 until our common shares are quoted on the OTC Electronic Bulletin Board.

3. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

The ability of PMX Communities to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.

PMX Communities is currently a development stage company and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt financing and/or equity capital. We have yet to generate a significant internal cash flow, and until sales of products commence, we are highly dependent upon debt and equity funding. Should continuing debt and equity funding requirements not be met, our operations may cease to exist.

4. If our competitors are more successful in attracting and retaining customers and users, then our revenues could decline.

We compete with many other providers of online web hosting, Internet marketplace, and electronic commerce services. As we expand the scope of our Internet offerings, we will compete directly with a greater number of Internet sites, media companies, and companies providing business services across a wide range of different online services, including:

   - companies offering communications, Web search, commercial search, information, community and entertainment services and Internet access either on a stand alone basis or integrated into other products and media properties;

   - vertical markets where competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors;

   -  online employment recruiting companies; and

   -  online merchant hosting services.

In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies and companies to provide or enhance our capabilities. If we are unable to maintain or expand our customer and user base in the future, our revenues may decline.

5. We may be subject to intellectual property infringement claims, which are costly to defend and could limit our ability to provide certain content or use certain technologies in the future.

Many parties are actively developing electronic commerce websites and other Web-related technologies, as well as a variety of online business models and methods. We believe that these parties will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection. As a result, disputes regarding the ownership of these technologies and rights associated with online business are likely to arise in the future. In addition to existing patents and intellectual property rights, we anticipate that additional third-party patents related to our services will be issued in the future. We expect that we will increasingly be subject to patent litigation as our services expand.

In the event that there is a determination that we have infringed third-party proprietary rights such as patents, copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements, if available, or be prevented from using the rights, which could require us to change our business practices in the future. We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims. As a result, these claims could harm our business.

6. Our intellectual property rights are valuable and any inability to protect them could dilute our brand image or harm our business.

We regard our copyrights, trademarks, trade dress, trade secrets, and similar intellectual property, including our rights to certain domain names, as important to our success. To date, we do not have any patents issued. Effective trademark, copyright and trade secret protection may not be available in every country in which our products and media properties are distributed or will be made available through the Internet in the future. Further, the efforts we have taken to protect
our proprietary rights may not be sufficient or effective.   If we are
unable to protect our trademarks from unauthorized use, our brand image may be harmed. Protection of the distinctive elements of PMX Communities, Inc. may not be available under copyright law.

Any impairment of our brand image could harm our business and cause our stock price to decline. In addition, protecting our intellectual property and other proprietary rights can be expensive. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.
In turn, this could harm the results of our business and lower our stock price.

7. We expect our operating expenses to continually increase. We may never become profitable.

We expect that our operating expenses will continue to increase as we expand our operations in areas of expected growth, continue to develop and extend the PMX Communities brand, fund greater levels of product development, develop and commercialize additional media properties and premium services, and acquire and integrate complementary businesses and technologies. Additionally, we will incur increased expenses relating to being a public reporting company. If our expenses increase at a greater pace than our revenues, our operating results could be negatively affected.

8. Decreases or delays in transaction spending due to general economic downturns could harm our ability to generate transaction revenue.

Expenditures by vendors tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. Since we expect to derive a large part of our revenues from Advertising fees, any decreases in or delays of clients purchasing advertising could reduce our revenues or negatively impact our ability to grow our revenues. Even as economic conditions improve, marketing budgets and advertising spending may not increase from current levels.

9. Our success in the Internet marketplace will depend on technical issues. Our business operations may be negatively affected and we may never achieve profitable operations.

Internet services are also susceptible to natural or man-made disasters such as earthquakes, floods, fires, power loss, or sabotage, as well as interruptions from technology malfunctions, computer viruses or hacker attacks. Other potential service interruptions may result from unanticipated demands on network infrastructure, increased traffic or problems in customer service to our access customers. Significant disruptions in our access service could harm our goodwill, the PMX Communities brand and ultimately could significantly and negatively impact the amount of revenue we may earn from our service.

10. The significant resources required to expand the number of users of our electronic services may result in an inability to achieve profitable operations.

In order to successfully expand our number of users of our electronic commerce services we must employ significant resources to the consistent development of applications and innovative tools to attract potential advertising customers and portal members, otherwise we could lose users /members/advertisers to other competitors or service providers. The success of our electronic commerce properties depends on the ability to build a database from which we anticipate generating advertising revenues. We may never achieve profitable operations.

11. If key personnel leave unexpectedly and are not replaced, we may not be able to execute our business plan.

We are substantially dependent on the continued services of our key personnel, including our president and vice presidents. These individuals have acquired specialized knowledge and skills with respect to our operations. If any of these individuals were to leave unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience.

12. If we are unable to hire qualified personnel in designated growth areas, we may not be able to execute our business plan.

We expect that we will need to hire additional personnel in designated growth areas such as design, technical support and application development. The competition for qualified personnel can be intense, particularly in the South Florida Area, where our corporate headquarters are located. At times, we have experienced difficulties in hiring personnel with the right training or experience, particularly in technical areas. If we do not succeed in attracting new personnel, or retaining and motivating existing personnel, we may be unable to meet our business plan and, as a result, our stock price may decline.

13. We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or customer requirements. Due to the cost and complexity involved, we may not be able to maintain or increase our customer based and we may never become profitable.

Rapid increases in the levels or types of use of our online properties and services could result in delays or interruptions in our service.
In particular, the architectures utilized for our services are highly complex and may not provide satisfactory service in the future, especially as the usage levels of transactions and certain other services increase. In the future, we may be required to make significant changes to our architectures, including moving to completely new architectures. If we are required to switch architectures, we may incur substantial costs and experience delays or interruptions in our service. These delays or interruptions in our service may cause users and customers to become dissatisfied with our service and move to competing providers of online services. Further, to the extent that demand for our services increases, we will need to expand our infrastructure, including the capacity of our hardware servers and the sophistication of our software. This expansion is likely to be expensive and complex, and require additional technical expertise. As we acquire users who rely upon us for a wide variety of services, it becomes more technologically complex and costly to retrieve, store and integrate data that will enable us to track each user's preferences.
An unanticipated loss of traffic, increased costs, inefficiencies or failures to adapt to new technologies or user requirements and the associated adjustments to our architecture could harm our operating results and financial condition.

14. More individuals are utilizing non-PC devices to access the Internet, and versions of our service developed or optimized for these devices may not gain widespread adoption by users of such devices.

The number of individuals who access the Internet through devices other than a personal computer, such as personal digital assistants, mobile telephones and television set-top devices, has increased dramatically. Our services were originally designed for rich, graphical environments such as those available on desktop and laptop computers. The lower resolution, functionality and memory associated with alternative devices may make the use of our services through such devices difficult, and the versions of our service developed for these devices may not be compelling to users of alternative devices. As we have limited experience to date in operating versions of our service developed or optimized for users of alternative devices, it is difficult to predict the problems we may encounter in doing so, and we may need to devote significant resources to the creation, support and maintenance of such versions. If we are unable to attract and retain a substantial number of alternative device users to our online services, we will fail to capture a sufficient share of an increasingly important portion of the market for online services.

15. We rely on the value of the PMX Communities brand and the costs of maintaining and enhancing our brand awareness will increase which may have a negative effect on our profitability.

We believe that maintaining and expanding the PMX Communities brand is an important aspect of our efforts to attract and expand our user and advertiser base. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry. We will spend increasing amounts of money on, and devote greater resources to advertising, marketing and other brand-building efforts to enhance consumer awareness of the PMX Communities brand. We may not be able to successfully maintain or enhance consumer awareness of the PMX Communities brand and, even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance customer awareness of the PMX Communities brand in a cost effective manner, our business, operating results and financial condition would be harmed.

16. The successful operation of our business depends upon the supply of critical elements from other companies and any interruption in that supply could cause service interruptions or reduce the quality of our product offerings.

We depend upon third parties for several critical elements of our business, including various technology, infrastructure, content development, software and distribution components.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. Any disruption in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. Any financial difficulties for our providers may have negative effects on our business, the nature and extent of which we cannot predict. We have experienced and expect to continue to experience interruptions and delays in service and availability for such elements.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our products and services. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand and our business and could expose us to liabilities to third parties.

17. We are subject to U.S. and foreign government regulation of the Internet, the impact of which is difficult to predict. Compliance relating to any new regulation could have a negative impact on our profitability.

We are subject to general business regulations and laws, as well as regulations and laws directly applicable to the Internet. As we continue to expand the scope of our properties and service offerings, the application of existing laws and regulations relating to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Further, the application of existing laws to PMX Communities regulating or requiring licenses for certain businesses of our vendors including, for example, distribution of pharmaceuticals, alcohol, tobacco or firearms, as well as insurance and securities brokerage and legal services, can be unclear. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

Several federal laws, including the following, could have an impact on our business. The Digital Millennium Copyright Act is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party websites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

We post our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with our posted privacy policies, the consent order, FTC requirements or other privacy-related laws and regulations could result in proceedings by the FTC or others which could potentially have an adverse effect on our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the United States Congress and various state legislative bodies regarding privacy issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user registrations and revenues. This could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

Due to the nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate Web transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

18. We may be subject to legal liability for online services. The cost of investigating and defending any claims is expensive and may negatively affect our profitability.

We host a wide variety of services that enable individuals to exchange information, generate content, conduct business and engage in various online activities, including public message posting and services relating to online auctions, trade/bartering and fixed price sales. The law relating to the liability of providers of these online services for activities of their users is currently unsettled both within the United States and abroad. In addition, we are aware that governmental agencies are currently investigating the conduct of online auctions.

To the present date, we have had no claims against PMX Communities, however, it is possible that, if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. For example, we offer Web-based website management services, which expose us to potential risks, such as liabilities or claims resulting from lost or misdirected messages r transactions, illegal or fraudulent use of order processes, or interruptions or delays in transaction notification. Investigating and defending any of these types of claims is expensive, even to the extent that the claims do not ultimately result in liability.

19. Our operations could be significantly hindered by the occurrence of a natural disaster or other catastrophic event. The cost of recover from any occurrence could have a negative effect on our profitability.

Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. We do not have multiple site capacity for all of our services in the event of any such occurrence. In an effort to reduce the likelihood of a geographical or other disaster impacting our business, we will be distributing our servers among additional data centers located around the world. Failure to execute these changes properly or in a timely manner could result in delays or interruptions to our service. In addition, despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems.

20. Technological or other assaults on our service could have a negative effect on our profitability.

We are vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. Although there have been no known attempts to overload or assault our network, any such event could reduce our revenue and harm our operating results and financial condition.

21. Terrorist attacks and the recent hostilities in Iraq have contributed to economic instability in the United States and internationally, which could lead to reduced transactions with us by our vendors.

On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope, and in March 2003, the United States became involved in hostilities with Iraq. These events, coupled with political instability elsewhere in the world have caused volatility in the financial markets and uncertainty in the global economy. Under these circumstances, there is a risk that our existing and potential customers may decrease spending, particularly for marketing services. Because marketing services continue to constitute a majority of our revenues, any such decrease in expenditures could materially and adversely affect our operating results and financial condition. In addition, the political and economic conditions described above may contribute to increased volatility in stock prices, which may cause our stock price to decline.

22. Our operating results could fluctuate significantly due to a negative trend in consumer preferences and spending.

Purchasing patterns of customers may vary. We cannot assure you that we will be successful in marketing any of our products or that the revenues from the sale of these products will be sufficient for profitability.

23. Other social networking sites may have a competitive advantage because they have greater access to content, maintain billing relationships with more customers and have access to established distribution networks. We may never be able to successfully compete and obtain profitability.

There are various competitors who host social networking sites. They have a established customer base and instant market recognition. These competitors have greater access to content and maintain billing relationships with more customers and have access to established distribution networks. We have not yet generated any revenue from our business model compared to significant revenue generated by these competitors.

24. New competitors could seize our product ideas and e-commerce business model and produce competing web sites with similar product matrixes. Our ability to generate revenue could be negatively affected by increased competition.

If new competitors seized our product ideas and e-commerce business model and produced competing web sites with similar product matrixes. Our ability to generate revenue would be negatively affected.
Additionally, these new competitors could be better capitalized and capture a larger market share of our intended market.

25.   We do not have a market in our securities.   If our common stock
has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We have not yet applied for listing on the OTC Bulletin Board. We cannot assure you
that a public market will ever develop.   Consequently, you may not be
able to liquidate your investment in the event of an emergency or for any other reason.

26. The initial price of $.25 may have little or no relationship to the market price, if any of our common stock.

The offering price of our common stock by the selling security holder was arbitrarily determined without regard to book value, recent issuances of shares, such as for cash and services or market value. There may be little or no relationship between the initial prices of
$.25 and the market price.   You may lose your entire investment.

27. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, PMX Communities may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of PMX Communities' common stock causing the stock price to decline.

28. Your vote will not affect the outcome of any shareholder vote since our officers and directors control approximately 68.38% of our outstanding stock directly.

Upon the completion of this offering, our officers and directors will control approximately 68.38% of our outstanding stock. For instance, our officers and directors will be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

29. We do not meet the requirements for our stock to be quoted on NASDAQ and even if a participating market maker sponsors our stock to be quoted on the OTC Electronic Bulletin Board, the tradability in our stock will be limited under the penny stock regulation.

In order to be quoted on the OTCBB, our stock must be sponsored by a participating market maker. There can be no guarantee that such a market maker will sponsor our stock for quotation on the OTCBB.

The liquidity of PMX Communities' common stock would be restricted even after public listing if our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Electronic Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that PMX Communities common stock may become subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Additionally, if we fail to have our stock quoted on the OTCBB, the liquidity of your securities will be restricted.

30. PMX Communities' cash balances in banks and brokerage firms may exceed the insurance limits. Our liquidity may be negatively affected if these institutions should fail.

PMX Communities will maintain cash balances in banks and brokerage firms. Balances are insured up to $100,000 by the Federal Deposit Insurance Corporation. At times, balances may exceed such insurance limits. Our liquidity may be negatively affected if these institutions should fail.

31. The selling security holders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


                       FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of PMX Communities, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by PMX Communities, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                          USE OF PROCEEDS

We will not receive any proceeds from the resale of securities by selling security holders.


             PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the resale of 19,600,000 shares of common stock by the selling security holders.

The selling security holders will sell their common shares at $.25 per common shares until our common shares are quoted on the OTC bulletin board. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

The table below sets forth information with respect to the resale of shares of common stock by the selling security holders. We will not receive any proceeds from the resale of common stock by the selling security holders for shares currently outstanding.

PMX Communities shall register, pursuant to this prospectus 19,600,000 common shares currently outstanding for the account of 40 individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

                                # of Shares   Total Shares   Total Shares      %
                                   Being         Before          After        After
                                 Registered     Offering       Offering     Offering
                                -----------   ------------   ------------   --------
Robert Aldrich(1)                   16,000          16,000         0            0%
Christopher Barbieri(1)             20,000          20,000         0            0%
Antonia Calkins(1)               1,500,000       1,500,000         0            0%
Aida Carrasquillo(1)(8)             20,000          20,000         0            0%
Aida L. Carrasquillo(1)(8)          20,000          20,000         0            0%
Jeffrey Bryant Carrasquillo(1)(8)   16,000          16,000         0            0%
Jeffery Carrasquillo(1)(8)          20,000          20,000         0            0%
Christina Castiglione(1)            20,000          20,000         0            0%
Genovefa Castiglione(1)             16,000          16,000         0            0%
Giovanni Castiglione(1)             20,000          20,000         0            0%
Abigail Crespo(1)                   20,000          20,000         0            0%
John Delgado(1)                     16,000          16,000         0            0%
Konstantin Economou(1)              16,000          16,000         0            0%
Richard Godek(1)                    16,000          16,000         0            0%
Luis Gonzalez(1)                    16,000          16,000         0            0%
Jim Houbrick(1)                     16,000          16,000         0            0%
Roy Howe(1)                      2,500,000       2,500,000         0            0%
Krystle Kelly(1)                    20,000          20,000         0            0%
Neilabh Kumar(1)                    20,000          20,000         0            0%
Viet Le(1)                          16,000          16,000         0            0%
Ron Madaffari(1)                 2,500,000       2,500,000         0            0%
Ritzya Mitchell(1)                  16,000          16,000         0            0%
Luis Moreno(1)                      16,000          16,000         0            0%
William Moreno(1)                   16,000          16,000         0            0%
Peter Otfinoski(1)                  16,000          16,000         0            0%
Carmen N. Perez(1)                  20,000          20,000         0            0%
Lall Ramdhari(1)                    16,000          16,000         0            0%
Lisa Ross(1)                        20,000          20,000         0            0%
John Santiago(1)                    20,000          20,000         0            0%
Mildred Santiago(1)                 20,000          20,000         0            0%


Inder Singh(1)                      16,000          16,000         0            0%
OTC Business Solutions(2)(5)(9)  5,000,000       5,000,000         0            0%
Island Capital Management(3)(6)    100,000         100,000         0            0%
Mark R. Connell(4)(7)              500,000         500,000         0            0%
Andrew Goldstein(4)(7)             500,000         500,000         0            0%
Mark Goldstein(4)(7)             2,750,000       2,750,000         0            0%
Philip Liberty
  & Cynthia Liberty(4)(7)          500,000         500,000         0            0%
Michael McCauley(4)                650,000         650,000         0            0%
Glen Murphy(4)(7)                  350,000         350,000         0            0%
Barry G. Roderman(4)(7)          2,250,000       2,250,000         0            0%

(1) Issued during the year ended December 31, 2004 at $.000275 per share for cash of $275.
(2) Issued February 01, 2009 for services rendered at a value of $500.
(3) Issued March 9, 2009 for services rendered at a value of $10.
(4) Issued during the six months ended June 30, 2009 at $.0001 per share for cash of $750. Mr. McCauley is an officer and director of PMX Communities.
(5) An entity controlled by Michael C. Hiler, an officer and director of PMX Communities. The entity is neither a registered broker-dealer nor an affiliate of registered broker-dealers.
(6) An unaffiliated entity controlled by Micah Eldred and Carl Dilley. The entity is neither registered broker-dealer nor an affiliate of registered broker-dealers.
(7)These shareholders are also holders of promissory notes representing loans extended to PMX Communities by AU Spectators, LLC.
(8)Aida Carrasquillo (mother) Aida L. Carrasquillo (sister), Jeffrey Carrasquillo (brother) and Jeffrey B. Carrasquillo (nephew) are extended family of Dennis Carrasquillo, a former officer and director of PMX Communities.
(9)On February 23, 2010, OTC Business Solutions sold 4,000,000 common shares to two non-affiliates.
The 19,600,000 shares offered by the selling security holders may be sold by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated. Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling security holders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the shares of common stock for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling security holders regarding such liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


                       BUSINESS OPERATIONS

General

PMX Communities, Inc. was organized under the laws of the State of Nevada. PMX Communities was incorporated under the name Merge II, Inc. on December 29, 2004 in the State of Nevada. From December 29, 2004 until February 10, 2009, the company was inactive and conducted no business.

On February 10, 2009, by Unanimous Written Consent, the board of directors authorized an amendment to its Certificate of Incorporation to change the name of the corporation to PMX Communities, Inc. PMX
Communities also authorized an amendment to amend the articles of incorporation from 25,000,000 to 100,000,000 common shares authorized. The amendments were filed on June 30, 2009.

PMX Communities is in the developmental stage and intends to conduct business as an advertising and social networking portal. Since its inception, PMX Communities has had no significant business activity.

PMX Communities currently has a total of five online portals in different stages of development targeting the Stem Cell, Biotechnology, Gold Mining, Green Energy Technology and Fine Art industries. PMX Communities intends to ramp up operations for these sites and develop new sites in other areas of interest using the same software technology and marketing development plan.

Operations

PMX Communities' social networking portals provide social networking tools to its' members for free; the objective is to create a community networking environment that generates interest within each the targeted industry's portals. It is against this backdrop of activity that PMX Communities intends to generate advertising revenue streams.

Intended Scope of Operations; Strategy and Implementation Summary

Through our portals, PMX Communities offers a platform through which companies, real and intellectual property owners, potential buyers and industry professionals can network and communicate with each other through the site's unique social networking environment. The portals provides an environment in which social networking tools are provided to members for free; the objective is to create a community networking environment that supports a membership base which may potentially have an interest in viewing the advertising that we will attempt to sell.

The intent is to create a large database of individuals and companies in each targeted industry. This database will be the source in which the company will seek to market its marketing mediums, such as listings and advertising. The company intends to generate advertising revenues from private and public companies and others who desire to sell their property, or otherwise profile their services, company or ideas as they pertain to the portal's targeted industry.

Marketing Strategy

PMX Communities will offer the necessary social networking tools and content to build the appropriate online community specific to the industry for which potential clients wish to display their advertising. The establishment of a social networking climate/community will strengthen the contacts that promote word of mouth marketing and networking, with the goal of assembling a substantial membership base to target our advertising to. Our marketing strategy includes:

   1. Advertising.
PMX Communities intends to advertise through other websites in our targeted industries. This will encourage individuals and companies to visit the portal and become members of the networking environment thus increasing the membership database and the potential prospecting list for PMX Communities.

   2. Emailing Campaign.
An email campaign will be sent out to opt-in email prospects with a concentration on potential respondents that should have an interest in our various portals. The purpose of the email campaign is to get companies and individuals to click on and visit the portal and for them to become members of the community, thus increasing the potential customer base needed to generate income.

   3. Free networking tools to Users/Advertisers.
PMX intends to make available to the members and advertisers of its online communities various communication tools free of charge. Invisosoft is a software developer of a proprietary and copyrighted audio video software product known as Invisosoft Live Communicator Suite that enables VOIP/Audiovisual conferencing. The term of the agreement is for five years. On June 23, 2009, PMX Communities acquired an initial 100 Activation Seats of the Invisosoft Live Communicator Suite

Software. The seats were acquired for $50 per seat. Dennis Carrasquillo, a former officer and director of PMX Communities, Inc. has been vice president of Invisosoft, Inc. since 2005. For the first two years, PMX Communities shall have the right to increase the number of activator seats at anytime via a one time payment of $50 per seat up to a maximum of one hundred thousand seats.

PMX Communities intends to offer software free of charge to its website users, it may also explore charging a nominal user fee for upgraded/premium service.

   4. Sales Strategy for PMX Portals.
PMX Communities plans to implement its initial marketing strategy targeting the gold mining industry by calling on mine property owners who currently have their properties listed in other mediums of advertising or on other websites on the internet. PMX Communities also intends to contact publicly traded mining companies to sell them a corporate profile page on the portal. Advertising banners will be offered to companies and mining professionals in the industry.

For the portals under development such as the stem cell and biotechnology industries, PMX Communities intends to pursue public and private companies, patent owners, research scientists, laboratories and other entities/individuals that would have an interest in showcasing their work, projects or intellectual properties.

PMX Communities intends to proceed in this fashion to develop the portal for the green energy technology industry and the fine art industry. To date, PMX Communities has registered the following internet domain names:
   -  www.pmxcommunities.com,
   -  www.goldminingopportunities.com,
   -  www.goldminingcommunities.com,
   -  www.stemcellcommunities.com,
   -  www.biotechcommunities.com,
   -  www.greenenergycommunities.com, and
   -  www.fineartcommunities.com.

PMX Communities intends to pursue this same marketing strategy as it looks to develop other social networking based portals for unique audiences and market shares throughout the online community, with the goal of creating additional sources of advertising revenue for the company.

Third Party Providers

We depend upon third parties for several critical elements of our business, including various technology, infrastructure, content development, software and distribution components.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. Any disruption in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. Any financial difficulties for our providers may have negative effects on our business, the nature and extent of which we cannot predict. We have experienced and expect to continue to experience interruptions and delays in service and availability for such elements.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our products and services. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand and our business and could expose us to liabilities to third parties.

We have not entered into any material agreements with any third parties other than the service we subscribe to via the incubator at FAU.

Service interruptions and delays

We may experience service interruptions and delays due to limited hardware and software resources. We are exploring options to add redundancy equipment to our network that provides alternative equipment to use in the event of hardware failure. This equipment would include multiple servers, raid drives (multiple hard drives) and rotational backups of our system and services.

Trademarks, Patents & Domains.

We view the computer software technology that we have developed as proprietary. For the year ended December 31, 2009, no amounts were spent on research and development activities.

We attempt to protect our technology and trade secrets through the use of:
   -  confidentiality and non-disclosure agreements,
   -  trademarks,
   -  patents, and
   -  by other security measures.

Assignment and Lease assumption

  On June 28, 2009, PMX Communities entered into an assignment and lease assumption with AU Spectators, LLC. On February 14, 2009, PMX Communities had entered into a Lease Purchase Option Agreement with Western Sierra Mining Corporation, for which PMX Communities paid to Western Sierra Mining Corporation a deposit of twenty-five thousand ($25,000) dollars. Under the agreement with AU, PMX Communities agrees to assign all rights and obligations of PMX Communities arising after the date thereof under the lease pursuant to the terms and conditions hereof; and each of the members of AU have extended loans to PMX Communities represented by promissory notes. In consideration for the agreement, each of the members of AU has agreed to collectively forgive the repayment of the sum of thirty-thousand ($30,000) dollars of the notes. The assignment and assumption was deemed effective and operative as of June 30, 2009. PMX Communities has recognized five thousand ($5,000) in income on the gain on this transaction.

Government Regulation.

We are subject to general business regulations and laws, as well as regulations and laws directly applicable to the Internet. As we continue to expand the scope of our properties and service offerings, the application of existing laws and regulations to PMX Communities relating to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities.

Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

Several federal laws, including the following, could have an impact on our business. The Digital Millennium Copyright Act is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

We post our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with our posted privacy policies, the consent order, FTC requirements or other privacy-related laws and regulations could result in proceedings by the FTC or others which could potentially have an adverse effect on our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the United States Congress and various state legislative bodies regarding privacy issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user registrations and revenues. This could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

Due to the nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate Web transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

Competition

We compete with many other providers of online web hosting, advertising and electronic commerce services. As we expand the scope of our Internet offerings, we will compete directly with a greater number of Internet sites, media companies, and companies providing business services across a wide range of different online services, including:

   - companies offering communications, Web search, commercial search, information, community and entertainment services and Internet access either on a stand alone basis or integrated into other products and media properties;
   - vertical markets where competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors;
   -  online employment recruiting companies; and
   -  online merchant hosting services.

In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies and companies to provide or enhance our capabilities. These companies may have a competitive advantage because they have greater access to content, maintain billing relationships with more customers and have access to established distribution networks.

There are various competitors who allow vendors to sell their items online. They have an established customer base and instant market recognition. These competitors have greater access to content and maintain billing relationships with more customers and have access to established distribution networks. We have not yet generated any material revenue from our business model compared to significant revenue generated by these competitors.

If new competitors seize our product ideas and business model and produced competing web sites with similar product matrixes, our ability to generate revenue would be negatively affected. Additionally, these new competitors could be better capitalized and capture a larger market share of our intended market.

We face competition from traditional advertisers. If consumers choose not to purchase their products through the Internet, our ability to generate revenues will be negatively affected.

Insurance

We have not obtained any insurance to cover potential risks and liabilities.

Employees

We currently have two full-time employees and no part-time employees. As operations increase and revenues allow, we will have to employ an undetermined number of designers and programmers in addition to obtaining sales persons on an independent contractor, commission only basis.

Consulting Agreement

On February 1, 2009, PMX Communities entered into a consulting agreement with OTC Business Solutions, then an unaffiliated company. As of February 23, 2010, Michael C. Hiler, its owner, became an officer and director of PMX Communities. The consultant provides consulting services related to the management and organization of the company, their financial policies, the terms and conditions of employment and generally any matter arising out of the business affairs of the company.

The consulting agreement will terminate on December 31, 2011.

The consultant was issued 5,000,000 common shares for services rendered and to be rendered to PMX Communities. Additionally, the consultant received $60,000.

Properties

PMX Communities has signed a lease agreement with Enterprise Development Corporation, a non profit organization associated with Florida Atlantic University Incubator Technology Program. The office space consists of 120 sq ft of space at a cost of $600.00 per month. The lease agreement is on a month to month basis, with no contractual obligation.

Reports to Security Holders

We intend to become a fully reporting company under the requirements of the Exchange Act, and to date we have filed the necessary quarterly and other reports with the Securities and Exchange Commission. Although we are not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


                            DILUTION

PMX Communities may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of our common shares.


                         DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


                   DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by PMX Communities without regard to the book value or market value, if any, of our common shares.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Trends and Uncertainties

PMX Communities is exploring ways to add complementary products without extensive engineering and other product development. There are currently no ongoing discussions with any potential strategic partners to combine products under one company umbrella, especially where our sales and system integrator network provide additional sales
professionals on the street.   There is no certainty that we will be
able to successfully pursue this strategy.

We believe that maintaining and expanding the PMX Communities brand is an important aspect of our efforts to attract and expand our user and advertiser base. We will spend increasing amounts of money on, and devote greater resources to advertising, marketing and other brand-building efforts to enhance consumer awareness of the PMX Communities brand. We may not be able to successfully maintain or enhance consumer awareness of the PMX Communities brand and, even if we are successful in our branding efforts, such efforts may not be cost-effective.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. Any disruption in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. Any financial difficulties for our providers may have negative effects on our business, the nature and extent of which we cannot predict. We expect to experience interruptions and delays in service and availability for such elements.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our products and services. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand and our business and could expose us to liabilities to third parties.

We are subject to general business regulations and laws, as well as regulations and laws directly applicable to the Internet. As we continue to expand the scope of our properties and service offerings, the application of existing laws and regulations relating to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

Any failure by us to comply with our posted privacy policies, the consent order, FTC requirements or other privacy-related laws and regulations could result in proceedings by the FTC or others which could potentially have an adverse effect on our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the United States Congress and various state legislative bodies regarding privacy issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user registrations and revenues. This could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

Due to the nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate Web transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

 Results of Operations for the years ended December 31, 2009 and 2008
--------------------------------------------------------------------
For the year ended December 31, 2009, we did not receive any revenue. Selling, general and administrative expenses were $110,464 and consisted of primarily of accounting fees of $16,600, consulting expenses of $60,500, wage expenses of $22,250 and other miscellaneous expenses of $11,114. For the year ended December 31, 2009, we had a net loss of $(113,685).

Comparatively, for the year ended December 31, 2008, we did not receive any revenue. Selling, general and administrative expenses were $500. For the year ended December 31, 2008, we had a net loss of $500.

The increase in selling, general and administrative expenses for the two periods were due to preparation of the S-1 offering and preparation for the commencement of operations.

Liquidity and Capital Resources
-------------------------------
As at December 31, 2009, we had cash and cash equivalents of $212. For the year ended December 31, 2009, the registrant paid a deposit for a lease agreement of $25,000. Additionally, the registrant purchased property and equipment of $2,005, and purchased a license for $5,000. As a result, the registrant had net cash used in investing activities of $32,005 for the year ended December 31, 2009.

Comparatively, the registrant did not pursue any investing activities for the year ended December 31, 2008.

For the year ended December 31, 2009, the registrant received proceeds from notes payable of $150,000 and had an increase in accrued interest of $7,647. Additionally, for the year ended December 31, 2009, the registrant had common stock issued for cash, net of costs of $(18,250). As a result, the registrant had net cash provided by financing activities of $139,397 for the year ended December 31, 2009.

For the year ended December 31, 2008, the registrant received a cash contribution of operation expenses of $500 resulting in net cash provided by financing activities of $500.

We only have sufficient currently available capital resources for the next 30-60 days. Anticipated capital expenditures relating to the expenses we will incur upon becoming a reporting company are estimated to range from $5,000-$10,000 per quarter.

Our internal and external sources of liquidity have included proceeds raised from subscription agreements and private placements and advances from related parties. We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity. We are attempting to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equities securities. It is our intent to secure a market share in the social networking industry through advertising revenue which we feel will require additional capital over the long term to undertake sales and marketing initiatives, further our research and development, and to manage timing differences in cash flows from the time product is manufactured to the time it is sold and cash is collected from the sale. Our capital strategy is to increase our cash balance through financing transactions, including the issuance of debt and/or equity securities.

Plan of Operation
-----------------
Milestone                              Estimated Cost       Timeline

1. Complete first four websites        $1,000 or less       3 months
   including getting the conference
   software operational

2. Generate advertising revenues
   - Solicit 10 advertisers per website
   by offering free advertising for 60 days
   thereafter, $200 per month          $1,000 or less      3-6 months

   - Hire full time sales person      commission based      9 months

3. Complete two additional websites    $1,000 or less     9-12 months
   - Solicit 10 advertisers per website
     by offering free advertising for 60 days
     thereafter, $200 per month        $1,000 or less     9-12 months

The first milestone needs to be reached before we can proceed with the second and third milestone.

Going Concern
-------------
The registrant has incurred net losses for the year ended December 31, 2009 of $(113,685) and for the year ended December 31, 2008 of $(500). Because of these losses, the registrant will require additional working capital to develop its business operations.

The registrant intends to raise additional working capital through private placements, public offerings and/or bank financing. There are no assurances that the registrant will be able to either

   - achieve a level of revenues adequate to generate sufficient cash flow from operations; or
   - obtain additional financing through either private placements, public offerings and/or bank financing necessary to support the registrant working capital requirements.

To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the registrant will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the registrant. These conditions raise substantial doubt about our ability to continue as a going concern.

Our independent auditors have raised substantial doubts about our ability to continue as a going concern in their reports on our financial statements included in this annual report.

Off-Balance Sheet Arrangements
------------------------------
The registrant had no material off-balance sheet arrangements as of December 31, 2009.

Critical Accounting Policies and Estimates
------------------------------------------
Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies. We believe our estimates and assumptions to be reasonable under the circumstances. However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern. If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements
-----------------------------
The registrant has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

               DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at one or more in number pursuant to our bylaws.

Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

NAME                  AGE     POSITIONS HELD             SINCE
Michael C. Hiler       50   President/CE0/Director     February 23, 2010
                               CFO/Controller           to present

Mervyn M. Gervis       60      VP/Director             May 15, 2009
                                                         to present

Michael W. McCauley    42      VP/Director           February 23, 2010
                                                         To present

Business Experience of Officers, Directors and Significant Employees

Michael C. Hiler has been president, chief executive officer, chief financial officer, controller and a director of PMX Communities since February 23, 2010. From May 2006 to present, Mr. Hiler has been the president of OTC Business Solutions, Inc., a business consultant to public and private companies. From June 2004 to present, Mr. Hiler was a private investor and business consultant. Mr. Hiler attended various classes at Amherst University from 1979-1980. Additionally, Mr. Hiler attended various classes at Broward Community College from 1981-1982.

Mervyn M. Gervis has been vice president and director of PMX Communities since May 2009. From 1995 to present, Mr. Gervis has been president of Universal Telecommunications, Inc., a telecommunications company. Since 2004, Mr. Gervis has been president of Network Telecom Consultants, Inc., a telecommunications consultancy. Since 2006, Mr. Gervis has been a managing member of 811 Hillsboro, LLC, a telecommunications company.

Mr. Gervis earned a Bachelor of Commerce from the University of Witwatersrand in Johannesburg, South Africa in 1972.

Michael W. McCauley has been vice president and director of PMX Communities since February 23, 2010. From 1995 to present, Mr. McCauley has been president of Universal Jet Aviation, a private aviation company. From December 2005 to present, Mr. McCauley has been president and chief executive officer of Champion Flight Services, Inc., a private aircraft services company. From February 2008 to present, Mr. McCauley has been president and chief executive officer of Executive Jet
Services, Inc., a private jet services company.   Mr. McCauley attended
both Palm Beach Community College and the Florida Institute of Technoogy where he took various courses from approximately 1987 to 1991. Mr. McCauley also attended various classes at Northwood University from 2003 to 2004.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Director and Officer Resignation

On February 23, 2010, Dennis Carrasquillo, a former officer and director resigned for personal reasons and sold 33,000,000 common shares to Michael C. Hiler, an officer and director of PMX Communities for $.001 per common share.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, no director, officer or beneficial owner of more than ten percent of any class of our equity securities, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2008.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

There are no family relationships between our officers and directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past five years:

   - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

                 Summary Compensation Table

                                                                             Nonqualified
                                                                    Non-Equity  Deferred
Name and                                          Stock     Option   Incentive   Comp     All Other
Principal Position  Year     Salary      Bonus    Awards    Awards   Plan Comp  Earnings    Comp     Total
------------------  ----     ------      -----    ------    ------   ---------  --------  ---------  -----
Michael C. Hiler
CEO/CFO             2009       n/a       n/a       n/a        n/a       n/a       n/a     $60,000  $60,000
                    2008       n/a       n/a       n/a        n/a       n/a       n/a        n/a       n/a
Mervyn M. Gervis    2009       $0        $0        $0          $0       $0        $0          $0        $0
VP                  2008       $0        $0        $0          $0       $0        $0          $0        $0
Michael W. McCauley
VP                  2009       n/a       n/a       n/a        n/a       n/a        n/a        n/a       n/a
                    2008       n/a       n/a       n/a        n/a       n/a        n/a        n/a       n/a
Dennis Carrasquillo
Former CEO/CFO      2009     $22,500       -         -          -         -          -          -   $22,500
                    2008       n/a       n/a       n/a        n/a       n/a        n/a        n/a       n/a

On May 15, 2009, we entered into an agreement pursuant to which we issued 1,000,000 common shares to Mr. Gervis for services valued at $100.

On February 23, 2010, we issued stock options to purchase 1,000,000 common shares to Mr. McCauley at $.25 per common share.

No cash has been paid to the directors in their capacity as such.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2010, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

The number of shares listed below includes shares that each shareholder listed in the table has the right to acquire beneficial ownership of within 60 days.

                                                     Percentage of
                              Number & Class          Outstanding
Name and Address               of Shares             Common Shares
----------------              --------------         -------------
Michael C. Hiler(1)             33,000,000 direct        61.57%
10504 NW 56th Drive               1,000,000 indirect(2)    1.87%
Coral Springs, FL 33076

Mervyn M. Gervis(3)              1,000,000                1.86%
5938 Catesby Street
Boca Raton, FL 33433

Michael W. McCauley(4)             650,000 direct         1.21%
4149 Alpina Court North          1,000,000 indirect(5)    1.87%
Boynton Deach, FL 33436

Directors/Officers              34,650,000 direct        64.65%
  As a group (3 persons)         2,000,000 indirect       3.73%

Barry Roderman                   2,250,000 direct         4.20%
500 West Cypress Creek RD        2,000,000 indirect(6)    3.73%
Suite 550
Fort Lauderdale, FL 33431

Mark Goldstein                   2,750,000 direct         5.13%
2700 N. Military Trail           2,000,000 indirect(7)    3.73%
Suite 130
Boco Raton, FL 33431

(1)Mr. Hiler is an officer and director of PMX Communities.
(2)Represents common shares held by OTC Business Solutions (a sole proprietorship) that is controlled by Michael C. Hiler, an officer and director of PMX Communities, Inc.
(3)Mr. Gervis is an officer and director of PMX Communities.
(4)Mr. McCauley is an officer and director of PMX Communities.
(5)Represents common shares which may be issued pursuant to stock options.
(6)Represents common shares held by BGR Ventures, LLC, an entity controlled by Barry Roderman.
(7)Represents common shares held by 9100 Atlantic, LLC, an entity controlled by Mark Goldstein.
Based upon 53,600,000 outstanding common shares as of March 15, 2010.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

Michael C. Hiler and Mervyn M. Gervis are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system. During the years ended December 31, 2009 and 2008 there were no transactions with related persons other than as described in the section below.

On February 23, 2010, Dennis Carrasquillo, a former officer and director resigned for personal reasons and sold 33,000,000 common shares to Michael C. Hiler, an officer and director of the registrant for $.001 per common share.

Agreement with OTC Business Solutions

On February 1, 2009, the registrant entered into a consulting agreement with OTC Business Solutions, then an unaffiliated company. As of February 23, 2010, Michael C. Hiler, its owner, became an officer and director of the registrant. The consultant provides consulting services related to the management and organization of the company, their financial policies, the terms and conditions of employment and generally any matter arising out of the business affairs of the company.

The consulting agreement will terminate on December 31, 2011.

The consultant was issued 5,000,000 common shares for services rendered and to be rendered to registrant. Additionally, the consultant received $60,000.

On February 23, 2010, OTC Business Solutions sold 4,000,000 common shares to two non-affiliates for consideration of $.25 per common share.

Agreement with Invisosoft
-------------------------
Invisosoft is a software developer of a proprietary and copyrighted audio video software product known as Invisosoft Live Communicator Suite that enables VOIP/Audiovisual conferencing. On June 23, 2009, PMX Communities acquired an initial 100 Activation Seats of the Invisosoft Live Communicator Suite Software. The seats were acquired for $50 per seat. The term of the agreement is for five years. Dennis Carrasquillo, a former officer and director of the registrant has been vice president of Invisosoft, Inc. since 2005. For the first two years, the registrant shall have the right to increase the number of activator seats at anytime via a one time payment of $50 per seat up to a maximum of one hundred thousand seats.

Management is of the opinion that the material terms of the agreement with Invisosoft are favorable compared to the material terms of a similar agreement had registrant entered into it with an unrelated third-party.

Our administrative functions were operated from the home of our former president. We did not pay our president for use of such space. On August 10, 2009, the registrant entered into a lease agreement with Enterprise Development Corporation, a non profit organization associated with Florida Atlantic University Incubator Technology Program. The office space consists of 120 sq ft of space at a cost of $600.00 per month. The lease agreement is on a month to month basis, with no contractual obligation.

During the year ended December 31, 2009, the registrant entered into promissory notes with six investors who are also shareholders of the company for the principal sum of one hundred and twenty five thousand dollars ($125,000).


                    DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of PMX Communities certificate of incorporation and bylaws, as amended.

Common Shares. PMX Communities articles of incorporation authorize it to issue up to 25,000,000 common shares, $0.0001 par value per common share.

On February 1, 2009, PMX Communities approved a 40 to 1 forward split on the common shares.

On February 10, 2009, PMX Communities amended the articles of incorporation to increase the number of authorized shares from 25,000,000 shares at $.0001 to 100,000,000 shares at $.0001.

These amendments were filed with the state of Nevada on June 30, 2009.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of PMX Communities legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. PMX Communities has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of PMX Communities. Accordingly, future dividends, if any, will depend upon, among other considerations, PMX Communities need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of PMX Communities are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent. Island Stock Transfer acts as PMX Communities transfer agent.


                    SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 53,600,000 shares of our common stock outstanding of which 19,600,000 common shares may be freely traded without restriction.

The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of PMX Communities under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


           DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                    FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)
a) Market Information. Our common stock is not quoted on an exchange or on the OTC Electronic Bulletin Board. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on the OTC Electronic Bulletin Board

b)  Holders.  At March 15, 2010, there were approximately forty three
(43) shareholders of PMX Communities.

c) Dividends. Holders of PMX Communities common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on PMX Communities common stock have ever been paid, and PMX Communities does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by PMX Communities under equity compensation plans.

Plan Category             Number of Securities        Weighted Average Exercise      Number of Securities
                          Issued upon Exercise of     Price of Outstanding Options    Remaining Available
                          Outstanding Options,        Warrants and Rights             Future Issuance
Equity
Compensation
Plans Approved
by Security Holders                 n/a                         n/a                          n/a

Equity
Compensation
Plans Not Approved
by Security Holders                n/a                          n/a                          n/a
                              ----------                       ------                      ------
Total                              n/a                                                       n/a

e)  Performance graph.  Not applicable.

f)  Sale of unregistered securities.

On February 1, 2009, PMX Communities approved a 40 to 1 forward split on the common shares.

On February 10, 2009, PMX Communities amended the articles of incorporation to increase the number of authorized shares from 25,000,000 shares at $.0001 to 100,000,000 shares at $.0001.

During the nine months ended September 30, 2009, PMX Communities issued 5,000,000 shares of common stock to a non-affiliate for services rendered at a value of $500.

During the nine months ended September 30, 2009, PMX Communities issued 100,000 shares of common stock to a non-affiliate for services rendered at a value of $10.

During the nine months ended September 30, 2009, PMX Communities issued 1,000,000 shares of common stock to Mervyn Gervis, an officer and director, for services rendered at a value of $100.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

During the year ended December 31, 2009, PMX Communities offered the common stock through its officers, directors, and employees without commission under an exemption from registration under Rule 506 of Regulation D and/or Section 4(2) to accredited investors and less than 35 non-accredited investors. The Form D was not properly filed. PMX Communities issued the following 7,500,000 shares of common stock at $.0001 per share, for a total of $750.

Mark R. Connell                  500,000
Andrew Goldstein                 500,000
Mark Goldstein                 2,750,000
Philip Liberty
  & Cynthia Liberty              500,000

Michael McCauley                 650,000
Glen Murphy                      350,000
Barry G. Roderman              2,250,000

On February 23, 2010, Dennis Carrasquillo, a former officer and director sold 33,000,000 common shares to Michael C. Hiler, an officer and director of PMX Communities for $.01 per common share.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.


                              EXPERTS

The financial statements of PMX Communities appearing in this registration statement have been audited by Lake & Associates, CPAs, LLC independent registered public accounting firms and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                          LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


                            LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.


                   WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

PMX Communities, Inc.
Technology Business Incubator
Research & Development Park
3701 FAU BLVD., Suite 210
Boca Raton, FL 33431
Attention: Michael C. Hiler, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                          FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm        43
Financial Statements of PMX Communities, Inc.:
  Balance Sheets as of December 31, 2009 and 2008              44
  Statements of Operations For the Years
    Ended December 31, 2009 and 2008                           45
  Statements of Stockholders' Equity (Deficit) For
    the Years Ended December 31, 2009 and 2008                 46
  Statements of Cash Flows For the Years Ended
    December 31, 2009 and 2008                                 47
  Notes to Financial Statements                                49

                      [LETTERHEAD OF AUDIT FIRM]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO the Board of Directors and
Stockholders of PMX Communities, Inc.

We have audited the accompanying balance sheets of PMX Communities, Inc. (a development stage enterprise)(the "Company") as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity/(deficit), and cash flows for the years then ended, and for the period December 29, 2004 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PMX
Communities, Inc. (a Nevada corporation) as of December 31, 2009 and 2008, and the results of its operations, and its cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in
Note 13, the Company has been in the development stage since its inception (December 29, 2004) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lake & Associates CPA's LLC
Boca Raton, Florida
March 24, 2010

PMX Communities, Inc.
 (Formerly Merge II, Inc.)
 (A Development Stage Company)

                         Balance Sheets

                                         December 31,      December 31,
                                            2009              2008
                                         -----------       ----------
ASSETS

Current assets:
  Cash and cash equivalents               $       212    $         -
  Deposits                                        600              -
                                          -----------    -----------
Total current assets                              812              -
                                          -----------    -----------
Fixed assets
  Property and equipment, net                   1,847              -
                                          -----------    -----------
Other assets
  License with related party, net               4,583              -
                                          -----------    -----------
Total assets                              $     7,242    $         -
                                          ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts Payable                        $     5,960    $         -
  Accrued expenses                              4,960              -
  Notes payable, includes related
   party notes of $101,764 at
   12/31/09 and $0 at 12/31/08                127,647              -
                                           -----------    -----------
Total current liabilities                     138,567              -

Commitments & Contingencies                         -              -

STOCKHOLDERS' DEFICIT
  Common stock, $.0001 par value;
   authorized 100,000,000 shares,
   issued and outstanding 53,600,000
   shares, and 40,000,000,
   respectively (adjusted for forward
   split                                        5,360          4,000
  Additional paid-in capital                  (20,725)        (1,725)
  Deficit accumulated during the
    development stage                        (115,960)        (2,275)
                                          -----------    -----------
Total stockholders' deficit                  (131,325)             -
                                          -----------    -----------
Total liabilities and stockholders'
  deficit                                 $     7,242    $         -
                                          ===========    ===========

            See accompanying notes to financial statements.

PMX Communities, Inc.
(Formerly Merge II, Inc.)
(A Development Stage Company)
Statement of Operations
Years Ended December 31, 2009 and 2008 and
Period from December 29, 2004 (inception) through June 30, 2009

                                                   December 29, 2004
                         Years Ended December 31, (Inception) through
                         2008               2007      June 30, 2009
                         ----               ----   ------------------
Net sales                  $         -    $         -    $         -
Cost of sales                        -              -              -
                           -----------    -----------    -----------
Gross profit                         -              -              -

Costs and expenses:
  Amortization                     417              -            417
  Depreciation                     157              -            157
  Selling, general and
   administrative expenses     110,464            500        112,739
                           -----------    -----------    -----------
                               111,038            500        113,313
                           -----------    -----------    -----------
Loss from operations          (111,038)          (500)      (113,313)
Other income                     5,000              -          5,000
Interest expense                (7,647)             -         (7,647)
                           -----------    -----------    -----------
Loss before income taxes      (113,685)          (500)      (115,960)
Income taxes                         -              -              -
                           -----------    -----------    -----------
Net loss                   $  (113,685)   $      (500)   $  (115,960)
                           ===========    ===========    ===========
Basic net loss per share   $     (0.00)   $     (0.00)
                           ===========    ===========
Weighted average shares
  outstanding
 Basic                      49,140,000     40,000,000
                           ===========    ===========

            See accompanying notes to financial statements.

PMX Communities, Inc.
(Formerly Merge II, Inc.)
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from December 29, 2004 (Inception) to June 30, 2009
                                                                      Additional
                                                   Common Stock        Paid -in
                                                Shares    Par Value     Capital
                                                -------------------   ----------
Balance, December 29, 2004 (Inception)                 -    $    -     $        -
Common stock issued for cash to an initial
  investor - December 29, 2004 at $.00275/sh
  restated for February 1, 2009 forward
  split 40-1                                  40,000,000     4,000         (3,725)
Net loss for the period from December 29,
  2004 (inception) to December 31, 2004                -         -              -
                                              ----------    ------     ----------
Balance December 31, 2004                     40,000,000     4,000         (3,725)
Capital contribution of operating expenses             -         -            500
Net loss - December 31, 2005                           -         -              -
                                              ----------    ------     ----------
Balance December 31, 2005                     40,000,000     4,000         (3,225)
Capital contribution of operating expenses             -         -            500
Net loss - December 31, 2006                           -         -              -
                                              ----------    ------     ----------
Balance December 31, 2006                     40,000,000     4,000         (2,725)
Capital contribution of operating expenses             -         -            500
Net loss - December 31, 2007                           -         -              -
                                              ----------    ------     ----------
Balance December 31, 2007                     40,000,000     4,000         (2,225)
Capital contribution of operating expenses             -         -            500
Net loss - December 31, 2008                           -         -              -
                                              ----------    ------     ----------
Balance December 31, 2008                     40,000,000     4,000         (1,725)
Common stock issued for services
 - (February 2009 @ $.0001/sh)                 5,000,000       500              -
Common stock issued for services
 - (May 2009 @ $.0001/sh)                        100,000        10              -
Common stock issued to directors for
 services - (May 2009 @ $.0001/sh)             1,000,000       100              -
Common stock issued for cash (June 2009
 @ $.0001/sh)                                  7,500,000       750              -
Costs incurred to file registration
 statement                                             -         -        (19,000)
Net loss - December 31, 2009                           -         -              -
                                              ----------    ------     ----------
Balance December 31, 2009                     53,600,000    $5,360     $  (20,725)

            See accompanying notes to financial statements.

PMX Communities, Inc.
(Formerly Merge II, Inc.)
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from December 29, 2004 (Inception) to December 31, 2009
                           (Continued)

                                                     Deficit              Total
                                              Accumulated during the   Stockholders'
                                                Development Stage        Deficit
                                                -------------------     ----------
Balance, December 29, 2004 (Inception)             $         -       $         -
Common stock issued for cash to an initial
  investor - December 29, 2004 at $.00275/sh
  restated for February 1, 2009 forward
  split 40-1                                                  -               275
Net loss for the period from December 29,
  2004 (inception) to December 31, 2004                    (275)             (275)
                                                    -----------       -----------
Balance December 31, 2004                                  (275)                -
Capital contribution of operating expenses                    -               500
Net loss - December 31, 2005                               (500)             (500)
                                                    -----------       -----------
Balance December 31, 2005                                  (775)                -
Capital contribution of operating expenses                    -               500
Net loss - December 31, 2006                               (500)             (500)
                                                    -----------       -----------
Balance December 31, 2006                                (1,275)                -
Capital contribution of operating expenses                    -               500
Net loss - December 31, 2007                               (500)             (500)
                                                    -----------       -----------
Balance December 31, 2007                                (1,725)                -
Capital contribution of operating expenses                    -               500
Net loss - December 31, 2008                               (500)             (500)
                                                    -----------       -----------
Balance December 31, 2008                                (2,275)                -
Common stock issued for services
 - (February 2009 @ $.0001/sh)                                -               500
Common stock issued for services
 - (May 2009 @ $.0001/sh)                                     -                10
Common stock issued to directors for
 services - (May 2009 @ $.0001/sh)                            -               100
Common stock issued for cash (June 2009
 @ $.0001/sh)                                                 -               750
Costs incurred to file registration
 statement                                                    -           (19,000)
Net loss - December 31, 2009                           (113,685)         (113,685)
                                                    -----------       -----------
Balance December 31, 2009                           $  (115,960)      $  (131,325)

            See accompanying notes to financial statements.

PMX Communities, Inc.
(Formerly Merge II, Inc.)
(A Development Stage Company)
Statement of Cash Flows
Years Ended December 31, 2008 and 2007 and
Period from December 29, 2004 (inception) through June 30, 2009

                                                                     December 29, 2004
                                           Years Ended December 31, (Inception) through
                                           2008             2007       June 30, 2009
                                           ----             ----    ------------------
Cash flows from operating
 activities
Net loss                               $(113,685)         $  (500)        $(115,960)
Adjustments to reconcile
 net (loss) to net cash
 provided by (used in)
 operating activities:
  Issuance of common stock
    for services                             610                -               610
  Conversion of notes
    payable                               (5,000)               -            (5,000)
  Depreciation                               158                -               158
  Amortization                               417                -               417
  Change in assets and
   liabilities
    Deposit                                 (600)               -              (600)
   Accounts payable                        5,960                -             5,960
   Accrued expenses                        4,960                -             4,960
                                        --------           ------          --------
Net cash used in operating
 activities                             (107,180)            (500)         (109,455)
                                        --------           ------          --------
Cash flows from investing
 Activities
  Purchase of property and equipment      (2,005)               -            (2,005)
  Purchase of license                     (5,000)               -            (5,000)
  Deposit of lease agreement             (25,000)               -           (25,000)
                                        --------           ------          --------
Net cash used in investing
 activities                              (32,005)               -           (32,005)
Cash flows from financing
 activities
  Proceeds from notes payable            150,000                -           150,000
  Increase in accrued interest             7,647                -             7,647
  Cash contribution of
   operating expenses                          -              500             2,000
  Common stock issued for cash,
    net of costs                         (18,250)               -           (17,975)
                                        --------           ------          --------
Net cash provided by financing
 activities                              139,397              500           141,672
                                        --------           ------          --------




Net increase in cash and cash
 equivalents                                 212                -               212
Cash and cash equivalents,
 Beginning of fiscal year                      -                -                 -
                                        --------           ------          --------
Cash and cash equivalents,
 end of period                          $    212           $    -          $    212
                                        ========           ======          ========
Supplementary information
-------------------------
  Cash paid for:
  Interest                              $      -           $    -          $      -
                                        ========           ======          ========
  Income taxes
                                        ========           ======          ========
Assignment of lease agreement
 as payment for notes payable           $ 30,000           $    -          $ 30,000
                                        ========           ======          ========

            See accompanying notes to financial statements.

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK

PMX Communities, Inc. (formerly Merge II, Inc) (The Company) was organized under the laws of the State of Nevada. The Company was incorporated under the name Merge II, Inc. on December 29, 2004 in the State of Nevada. The Company's year end is December 31. The Company operates from its office at Technology Business Incubator, Research & Development Park, 3701 FAU Blvd., Suite 210, Boca Raton, FL 33431.

On February 10, 2009, by Unanimous Written Consent, the Board of
Directors authorized an amendment to its Certificate of Incorporation (the Certificate) to change the name of the corporation to PMX
Communities, Inc. The Company also authorized an amendment to amend the articles of incorporation from 25,000,000 to 100,000,000 common shares authorized. The amendments were filed on June 30, 2009.

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Accounting Standards Codification ("ASC") 915 "Development Stage Entities", which was previously Financial Accounting Standards Board Statement No. 7 ("SFAS
 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

The Company is in the developmental stage and intends to conduct business as an advertising and social networking portal. Since its inception the Company has had no significant business activity, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained, or can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America.

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Cash and Cash equivalents
The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Equipment
Equipment is stated at cost, less accumulated depreciation.
Depreciation is provided using the straight-line method over the estimated useful life of five years for equipment and seven years for furniture and fixtures. Components of property and equipment are as follows:

                                         2009            2008
                                         ----            ----
Office Equipment                       $1,600          $    0
Office Furniture and Fixtures             404               0
  Less: Accumulated Depreciation         (157)             (0)
                                       ------          ------
Property and Equipment, net            $1,847          $    0
                                       ======          ======

Income Taxes
Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority
would sustain the position in an examination.   For tax positions
meeting a "more-likely-than-not" threshold, the amount recognized in the

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2009, the Company has had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. All of the Company's tax years are subject to federal and state tax examination.

There is no provision for income taxes due to continuing losses. At December 31, 2009, the Company has net operating loss carryforwards for tax purposes of approximately $115,960 which expire through 2029. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

Revenue Recognition
The Company will recognize revenue when:

   -  Persuasive evidence of an arrangement exists;
   -  Shipment has occurred;
   -  Price is fixed or determinable; and
   -  Collectability is reasonably assured

The Company closely follows the provisions of Staff Accounting Bulletin No. 104 as described above. For the twelve month periods ended December 31, 2009 and 2008 and the period from December 29, 2004 (inception) through December 31, 2009 the Company has no revenues.

Income (loss) Per Share
Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of
dilutive shares outstanding during each reporting   period.   Common
equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive

Fair value of Financial Instruments
The Company adopted ASC topic 820, "Fair Value Measurements and
Disclosures" (ASC 820), formerly SFAS No. 157 "Fair Value Measurements,"

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

effective January 1, 2009. ASC 820 defines "fair value" as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company's financial statements.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

   - Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.
   - Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
   - Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value.

Financial instruments consist principally of cash, prepaid expenses, accounts payable, and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Reclassifications
Certain prior period balances have been reclassified to conform to the current year's presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

Business Segments
The Company operates in one segment and therefore segment information is not presented.

Recent Authoritative Accounting Pronouncements
The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - ACCRUED EXPENSES

Accrued liabilities represent expenses that apply to the reported period and have not been billed by the provider or paid by the Company.

Accrued liabilities consisted of the following:

                          December 31,   December 31,
                             2009           2008
                          -----------    -----------
Accrued Professional
 Fees                     $    4,960      $       -
                           ---------      ---------
                          $    4,960      $       -
                          ==========      =========

NOTE 4 - NOTES PAYABLE

During the year December 31, 2009, The Company entered into promissory notes with six investors who are also shareholders of the company for the principal sum of one hundred and twenty five thousand dollars ($125,000). The entire principal amount with eight percent (8%) interest per annum shall become due and payable two years (720 days) from date of issue. In the event that the Company elects to prepay these notes the Company will be obligated to pay a minimum of one (1) years interest to the holder of these notes. At the option of the holder , any prepayment of principal plus interest may be in the form of cash or common stock of the Company at a discounted price of fifty (50%) percent of the average closing bid of the stock on the preceding 30 days of trading.

If the Company does not prepay the notes in its entirety, the holder will have the option to convert the debt due from these notes into common stock of the Company according to the following schedule and terms: i) after 180 days the holder may elect to convert 25% of the principal plus accrued interest into common stock of the Company at a discounted price of fifty (50%) percent of the average closing bid of the stock on the preceding 30 days of trading. If at the 180 day anniversary of the notes the Company is not trading on an exchange, the first conversion window will extend until such time as the Company is trading on an exchange. ii) after 360 days the holder may elect to convert 50% of the principal plus accrued interest into common stock of the Company at a discounted price of fifty (50%) percent of the average closing bid of the stock on the preceding 30 days of trading. If at the 360 day anniversary of the notes the Company is not trading on an exchange, the first conversion window will extend until such time as the Company is trading on an exchange. iii) after 540 days the holder may elect to convert 75% of the principal plus accrued interest into common stock of the Company at a discounted price of fifty (50%) percent of the

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - NOTES PAYABLE (continued)

average closing bid of the stock on the preceding 30 days of trading. If at the 540 day anniversary of the notes the Company is not trading on an exchange, the first conversion window will extend until such time as the Company is trading on an exchange. iv) after 720 days the holder may elect to convert any remaining principal plus accrued interest into common stock of the Company at a discounted price of fifty (50%) percent of the average closing bid of the stock on the preceding 30 days of trading.

On August 25, 2009, The Company entered into a promissory note with one investor for the principal sum of twenty five thousand dollars ($25,000). The entire principal amount with ten percent (10%) interest per annum shall become due and payable two years (720 days) from date of issue. In the event that the Company elects to prepay this note the Company will be obligated to pay a minimum of six months interest to the holder of this note.

At December 31, 2009 the Company has accrued interest on the notes of $7,647.

On June 28, 2009 the Company entered into an assignment and lease assumption with AU Spectators, LLC. (AU). On February 14, 2009 the Company had entered into a Lease Purchase Option Agreement with Western Sierra Mining Corporation, for which the Company paid to Western Seirra Mining Corporation a deposit of twenty-five thousand ($25,000) dollars. Under the agreement with AU the Company agrees to assign all rights and obligations of the Company arising after the date hereof under the lease pursuant to the terms and conditions hereof; and each of the members of AU have extended loans to the Company represented by promissory notes. In consideration for the agreement, each of the members of AU have agreed to collectively forgive the repayment of the sum of thirty-thousand ($30,000) dollars of the notes. The assignment and assumption shall be effective and operative as of June 30, 2009. The Company has recognized five thousand ($5,000) in income on the gain on this transaction.

Promissory notes payable consists of the following:

Principal contributed                       $150,000
Add: Accrued interest                          7,647
Less: Repayment under lease assumption       (30,000)
                                            --------
Balance, December 31, 2009                  $127,647
                                            ========

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

Note 5 - EQUITY TRANSACTIONS

Common Stock
During the year ended December 31, 2004, the Company issued 1,000,000 shares of common stock (40,000,000 shares post split) to founding shareholders at $.000275 per share, for cash of $275.

On February 1, 2009 the Company approved a 40 to 1 forward split on the common shares.

On February 10, 2009 the Company amended the articles of incorporation to increase the number of authorized shares from 25,000,000 shares at $.0001 to 100,000,000 shares ay $.0001.

During the year ended December 31, 2009 the Company issued 5,000,000 shares of common stock for services rendered at a value of $500.


During the year ended December 31, 2009 the Company issued 100,000 shares of common stock for services rendered at a value of $10.

During the year ended December 31, 2009, the Company issued 1,000,000 shares of common stock to a director for services rendered at a value of $100.

During the year ended December 31, 2009, the Company commenced an offering for sale to "accredited investors" (as defined by Regulation D under the Securities Act of 1933, as amended) of its Common Stock at a price of $.0001 per share. The Company is offering the Common Stock through its officers, directors, and employees without commission. The Company issued 7,500,000 shares of common stock at $.0001 per share, for a total of $750.

During the year ended December 31, 2009 the Company incurred costs to file its registration statement of $19,000. These costs are offset against additional paid in capital.


NOTE 6 - RELATED PARTY

Subsequently, On February 23, 2010, Dennis Carrasquillo, an officer and director resigned for personal reasons and sold 33,000,000 common shares to Michael C. Hiler, an officer and director of PMX Communities for $.001 per common share.

Agreement with OTC Business Solutions. On February 1, 2009, The Company entered into a consulting agreement with OTC Business Solutions, then an unaffiliated company. As of February 23, 2010, Michael C. Hiler, its owner, became an officer and director of PMX

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY (continued)

Communities. The consultant provides consulting services related to the management and organization of the company, their financial policies, the terms and conditions of employment and generally any matter arising out of the business affairs of the company.

The consulting agreement will terminate on December 31, 2011.

The consultant was issued 5,000,000 common shares for services rendered and to be rendered to PMX Communities. Additionally, the consultant shall receive $60,000. To date, $60,000 cash has been paid to the consultant.

Subsequently, On February 23, 2010, OTC Business Solutions sold
4,000,000 common shares to two non-affiliates for consideration of $.25 per common share.

Agreement with Invisosoft. Invisosoft is a software developer of a proprietary and copyrighted audio video software product known as Invisosoft Live Communicator Suite that enables VOIP/Audiovisual conferencing. On June 23, 2009, PMX Communities acquired an initial 100
Activation Seats of the Invisosoft Live Communicator Suite Software. The seats were acquired for $50 per seat. The term of the agreement is for five years. Dennis Carrasquillo, a former officer and director of PMX Communities, Inc. has been vice president of Invisosoft, Inc. since 2005. For the first two years, PMX Communities shall have the right to increase the number of activator seats at anytime via a one time payment of $50 per seat up to a maximum of one hundred thousand seats.

Management is of the opinion that the material terms of the agreement with Invisosoft are favorable compared to the material terms of a similar agreement had PMX Communities entered into it with an unrelated third-party.

From inception through August 10, 2009, our administrative functions were operated from the home of our former president. We did not pay our president for use of such space.

During the year ended December 31, 2009, The Company entered into promissory notes with six investors who are also shareholders of the company for the principal sum of one hundred and twenty five thousand dollars ($125,000)(Note 4).

Subsequently, On February 23, 2010, we entered into an agreement pursuant to which we issued stock options to purchase 1,000,000 common shares to Mr. McCauley, a director at $.25 per common share

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 7 - LEASE AGREEMENT

On August 10, 2009, PMX Communities entered into a lease agreement with Enterprise Development Corporation, a non profit organization associated with Florida Atlantic University Incubator Technology
Program. The office space consists of 120 sq ft of space at a cost of $600.00 per month. The lease agreement is on a month to month basis, with no contractual obligation.


NOTE 8 - LICENSE AGREEMENT

We have entered into a license agreement with Invisosoft which is a software developer of a proprietary and copyrighted audio video software product known as Invisosoft Live Communicator Suite that enables VOIP/Audiovisual conferencing. On June 23, 2009, PMX Communities agreed to acquire an initial 100 Activation Seats of the Invisosoft Live Communicator Suite Software, with an effective date of August 1, 2009, for $5,000.

The license will be amortized over five years using the straight line method. The estimated amortization expense over the next five years is as follows:

Year Ending December 31
2009                    $  417
2010                     1,000
2011                     1,000
2012                     1,000
2013                     1,000
2014                       583
                        ------
                        $5,000
                        ======

NOTE 9 - INCOME TAXES

For income tax purposes, the Company has elected to capitalize start-up costs incurred during the period from December 29, 2004 (inception) through December 31, 2009 totaling $115,960. The start-up costs are being amortized over sixty months beginning in the year of initial operations.

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 10 - CONCENTRATION OF CREDIT RISK

	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At December 31, 2009 and 2008, the Company had no amounts in excess of FDIC insured limit.


NOTE 11 - NET LOSS PER SHARE

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at June 30, 2009 and December 31, 2008 and 2007 for purposes of computing fully diluted earnings per share.

The following reconciles amounts reported in the financial statements:

                              Twelve Month    Twelve Month
                            Period ended    Period ended
                              December 31,    December 31,
                                2009            2008
                            ------------    ------------
Net loss                    $  (113,685)    $       (500)
                            ===========     ============
Denominator for basic
 loss per share -
Basic Weighted average
 shares                      49,140,000       40,000,000
Basic loss per common
 share                      $     (.00)     $       (.00)
                            ===========     ============


NOTE 12 - MANAGEMENT PLAN

For the next 12 months, the Company's Plan of Operations is as follows:

The company intends to complete all of its website portals, and start to implement them by starting with an email campaign in promoting the different sectors of each of the social networking websites. The Company will call upon companies in each of the different sectors to promote itself and obtain advertising revenues. The company will also attend trade shows and conferences in order to expose the different industry sectors as to what the social networking platform forums has to offer. The Company also intends to grow its data base via the website member sign-up registrations.

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 12 - MANAGEMENT PLAN (continued)

We only have sufficient currently available capital resources for the next 30-60 days. Anticipated capital expenditures relating to the expenses we will incur upon becoming a reporting company are estimated to range from $5,000-$10,000 per quarter.

Our internal and external sources of liquidity have included proceeds raised from subscription agreements and private placements and advances from related parties. We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity. We are attempting to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equities securities. It is our intent to secure a market share in the social networking industry through advertising revenue which we feel will require additional capital over the long term to undertake sales and marketing initiatives, further our research and development, and to manage timing differences in cash flows from the time product is manufactured to the time it is sold and cash is collected from the sale. Our capital strategy is to increase our cash balance through financing transactions, including the issuance of debt and/or equity securities.

The Company intends to raise additional working capital through private placements, public offerings and/or bank financing. There are no assurances that The Company will be able to either

   - achieve a level of revenues adequate to generate sufficient cash flow from operations; or

   - obtain additional financing through either private placements, public offerings and/or bank financing necessary to support The Company working capital requirements.

To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, The Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to The Company

NOTE 13 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss for the year ended December 31, 2009 of $113,685, and a deficit accumulated from inception to December 31, 2009 of $115,960. At
December 31, 2009, the Company has no operating revenues. The ability of the Company to continue as a going concern is dependent on the

PMX COMMUNITIES, INC.
(FORMERLY MERGE II, INC.)
(A DEVELOPMENT STAGE COMPANY)
December 31, 2009 and 2008
NOTES TO FINANCIAL STATEMENTS

NOTE 13 - GOING CONCERN (continued)

Company's ability to further implement its business plan and raise capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. The Company has yet to generate a significant internal cash flow, and until sales of products commence, the Company is highly dependent upon debt and equity funding, should continuing debt and equity funding requirements not be met the Company's operations may cease to exist.

NOTE 14 - SUBSEQUENT EVENTS

On February 5, 2010, the Company entered into a promissory note with two investor for the principal sum of three thousand dollars ($3,000). The entire principal amount with ten percent (10%) interest per annum shall become due and payable one year (360 days) from date of issue. In the event that the Company elects to prepay this note the Company will be obligated to pay a minimum of six months interest to the holder of this note.

On February 23, 2010, Dennis Carrasquillo, an officer and director resigned for personal reasons and sold 33,000,000 common shares to Michael C. Hiler, an officer and director of the Company for $.001 per common share.

On February 23, 2010, the Company entered into an agreement pursuant to which we issued stock options to purchase 1,000,000 common shares to Mr. McCauley, a director at $.25 per common share.

We evaluated subsequent events through the date and time our financial statements were issued on March 24, 2010.

                     19,600,000 Common Shares
                 on behalf of Selling Security Holders

                              Prospectus

                       PMX Communities, Inc.

                           April 5, 2010

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. PMX Communities shall pay the expenses.

SEC Registration Fee                            $    273.42
Printing and Engraving Expenses                    1,500.00
Legal Fees and Expenses                           18,000.00
Accounting Fees and Expenses                       8,500.00
Miscellaneous                                      1,920.00
                                                -----------
TOTAL                                           $ 30,193.42

Item 26. Recent Sales of Unregistered Securities

On February 1, 2009, PMX Communities approved a 40 to 1 forward split on the common shares.

On February 1, 2009, PMX Communities issued 5,000,000 shares of common stock to OTC Business Solutions, a non-affiliate controlled by Michael
Hiler for services rendered at a value of $500.   OTC Business Solutions
provides consulting services to PMX Communities.

On May 9, 2009, PMX Communities issued 100,000 shares of common stock to Island Capital Management, a non-affiliate control by Micah Eldred and Carl Dilley for services rendered at a value of $10. Island Capital Management provides transfer agent services to PMX Communities.

In May 2009, PMX Communities issued 1,000,000 shares of common stock to Mervyn Gervis, a director, for services rendered at a value of $100.

On February 23, 2010, Dennis Carrasquillo, a former officer and director sold 33,000,000 common shares to Michael C. Hiler, an officer and director of PMX Communities for $.001 per common share.

On February 23, 2010, we issued stock options to purchase 1,000,000 common shares to Mr. McCauley at $.25 per common share.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

During the year ended December 31, 2009, PMX Communities offered the common stock through its officers, directors, and employees without commission under an exemption from registration under Rule 506 of Regulation D and/or Section 4(2) to accredited investors and less than 35 non-accredited investors. The Form D was not properly filed. PMX Communities issued the following 7,500,000 shares of common stock at $.0001 per share, for a total of $750.

Mark R. Connell                    500,000
Andrew Goldstein                   500,000
Mark Goldstein                   2,750,000
Philip Liberty
  & Cynthia Liberty                500,000
Michael McCauley                   650,000
Glen Murphy                        350,000
Barry G. Roderman                2,250,000

Item 27. Exhibits

INDEX TO EXHIBITS                                Exhibit Number and
                                              Identification of Exhibit

(3)  Articles of Incorporation, By-Laws and Stock Option Plan
  (i) Articles of Incorporation incorporated by reference to Form S-1 filed on September 3, 2009.
  (ii) Certificate of Amendment incorporated by reference to Form S-1 filed on September 3, 2009
  (iii) Certificate of Change Pursuant to NRS 78.209 incorporated by reference to Form S-1 filed on September 3, 2009
  (v) ByLaws incorporated by reference to Form S-1 filed on September 3,
2009
 (5)  Opinion of Jody M. Walker, Attorney At Law(2)

(10) Material Contracts
        (i) Lease-Purchase Option Agreement dated February 14, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
       (ii) Assignment and Assumption of Lease dated June 28, 2009 incorporated by reference to Form S-1 filed on September 3, 2009 and revised and filed on October 16, 2009
      (iii) Agreement between Invisosoft and PMX dated June 23, 2009 incorporated by reference to Form S-1 filed on September 3, 2009

       (iv) Business Consultant Agreement between Merge II, Inc. and OTC Business Solutions dated February 1, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
        (v) Agreement between Merge II and Mervyn M. Gervis dated May 15, 2009 incorporated by reference to Form S-1 filed on September 3, 2009
       (vi) Partial Satisfaction of Promissory Notes incorporated by reference to Form S-1 filed on September 3, 2009
      (vii) Mark Goldstein Note dated 2/13/09 incorporated by reference to Form S-1 filed on September 3, 2009
     (viii) Barry Roderman Note dated 2/13/09 incorporated by reference to Form S-1 filed on September 3, 2009
      (viv) Mark Connell Note dated 2/27/09 incorporated by reference to Form S-1 filed on September 3, 2009
        (x) Andrew Goldstein Note dated 3/8/09 incorporated by reference to Form S-1 filed on September 3, 2009
       (xi)Glenn Murphy Note dated 6/25/09 incorporated by reference to Form S-1 filed on September 3, 2009
       (xii)Agreement between PMX Communities and Michael W. McCauley dated February 23, 2010

(11) Statement of Computation of Per Share Earnings This Computation appears in the Financial Statements.

(21) Subsidiaries of PMX Communities.  None

(23)(i)  Consent of Certified Public Accountants

(23)(ii)  Consent of Jody M. Walker, Attorney At Law, included in
Exhibit 5

Item 28. Undertakings

(a) The undersigned registrant undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
       i. To include any prospectus required by Section 10(a) (3) of the Securities Act;
      ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
      iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If PMX Communities is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by PMX Communities pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus filed by PMX Communities pursuant to Rule 424(b) (2),
(b) (5), or (b) (7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      ii. If PMX Communities is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, PMX Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida on the 7th day of April, 2010.

PMX Communities, Inc.

By: /s/ Michael C. Hiler
    ----------------
   Michael C. Hiler, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/ Michael C. Hiler                   Dated: April 7, 2010
     ----------------------
     Michael C. Hiler, CEO, CFO
         Controller, Director

By:  /s/Mervyn Gervis                       Dated: April 7, 2010
     ----------------------
     Mervyn Gervis, Director

By:  /s/Michael W. McCauley                 Dated: April 7, 2010
     ----------------------
     Michael W. McCauley, Director